UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2004

COMDISCO HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-499-68	54-2066534

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6111 NORTH RIVER ROAD, ROSEMONT, ILLINOIS	60018

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including Area Code:	(847) 698-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On April 13, 2004, Comdisco Holding Company, Inc. (the "Company") issued a press release, a copy of which is hereby incorporated by reference and attached hereto as Exhibit 99.1, announcing the discounted prepayment by Comprendium Investments S.A. of the remaining payments due from the sale of the Company's German leasing subsidiary. The Company received 30.5 million euros in lieu of four payments of 9.5 million euros each, scheduled for payment in April 2004, April 2005, May 2006 and December 2006. The scheduled payments would have been subject to reduction if certain customers exercised contractual termination provisions. The prepaid amount has been converted into $36.7 million and repatriated to the U.S. The Company expects to take a charge of approximately $2 million in its second fiscal quarter to reflect the difference between the prepaid amount and the carrying value of the four scheduled payments.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Exhibits: N/A

Exhibit No.	Description

99.1	Press Release of Comdisco Holding Company, Inc., dated April 13, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMDISCO HOLDING COMPANY, INC.

Dated:	April 13, 2004	By:	/s/ Robert E.T. Lackey

Name:	Robert E.T. Lackey
Title:	Executive Vice President, Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Comdisco Holding Company, Inc., dated April 13, 2004